UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

Asure Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34522	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Colorado Street, Suite 1800 Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

512-437-2700

(Registrant's Telephone Number, including Area Code)

None

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ASUR	The Nasdaq Capital Market
Series A Junior Participating Preferred Share Purchase Rights	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2024, Asure Software Inc., a Delaware corporation (the “Company”), entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Agent”). The Sales Agreement provides for the offer and sale of the Company’s common stock, par value $0.01 per share (the “Common Stock”), from time to time through an “at the market offering” program under which the Agent will act as sales agent or principal, subject to certain limitations, including the maximum aggregate dollar amount registered pursuant to the applicable prospectus supplement. Pursuant to the prospectus supplement filed by the Company on October 31, 2024, the Company may offer and sell up to $25 million of shares of Common Stock pursuant to the Sales Agreement.

Under the Sales Agreement, the Company will specify the parameters for the sale of the shares of Common Stock, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Agent may sell the shares of Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on the NASDAQ Capital Market (“Nasdaq”) or on any other existing trading market for the Common Stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. The Agent will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq. The Company has no obligation to sell any shares of Common Stock under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement. The Sales Agreement may be terminated by the Company by giving five (5) days’ written notice to the Agent for any reason. The Sales Agreement may be terminated by the Agent only for cause, as set forth in the Sales Agreement. Under the terms of the Sales Agreement, the Company may also sell shares of Common Stock to the Agent acting as principal for its own account at prices agreed upon at the time of sale, and the Company will pay certain expenses of the Agent, up to specified maximum amounts as provided in the Sales Agreement, in connection with the Agent’s performance of its obligations thereunder.

The Sales Agreement provides that the Agent will be entitled to compensation for its services in an amount of up to 3.0% of the aggregate gross proceeds from each sale made by the Agent under the Sales Agreement. The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agent, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Any sales of shares under the Sales Agreement will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-278590), including the related prospectus, that was filed with the Securities and Exchange Commission on April 19, 2024 and declared effective on April 19, 2024, as supplemented by a prospectus supplement dated October 31, 2024.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

An opinion of Cozen O’Connor P.C. relating to the validity of the Common Stock issued in the offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated October 31, 2024, by and between Asure Software, Inc. and Roth Capital Partners, LLC.

5.1	Legal Opinion of Cozen O’Connor P.C.

23.1	Consent of Cozen O’Connor P.C. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: October 31, 2024	By:	/s/ John Pence
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

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